                                                                     Exhibit 5.1

                                           June 22, 2001

Primix Solutions Inc.
311 Arsenal Street
Watertown, Massachusetts  02474

    Re: REGISTRATION STATEMENT ON FORM S-3

Dear Ladies and Gentlemen:

       This opinion is furnished in our capacity as counsel to Primix Solutions Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 900,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company.

       In connection with rendering this opinion, we have examined the Certificate of Incorporation and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-3 under the Securities Act (the "Registration Statement") relating to the Shares and the prospectus contained therein (the "Prospectus"); and such other certificates, receipts, records, and documents as we considered necessary for the purposes of this opinion.

       We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the Delaware Constitution.

       Based upon the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable by the Company under the Delaware General Corporation Law and the Delaware Constitution.

       The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

Primix Solutions Inc.
June 22, 2001
Page 2

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ MCDERMOTT, WILL & EMERY
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                                       McDermott, Will & Emery